Exhibit 99

Koger Equity Third Quarter 2003 Earnings Conference Call

    BOCA RATON, Fla.--(BUSINESS WIRE)--Oct. 22, 2003--Koger Equity, Inc. (NYSE:KE) announced today that it will host its quarterly conference call to discuss third quarter 2003 financial results on Wednesday, November 5, 2003 at 9:00 am ET. Hosting the call will be Thomas J. Crocker, Chief Executive Officer, Steven A. Abney, Chief Accounting Officer and Thomas C. Brockwell, Senior Vice President. The call will be webcast live over the Internet from the Company's website at www.koger.com under the section titled "Webcast". Participants should follow the instruction provided on the website for the download and installation of audio applications necessary to join the webcast. The call can also be accessed live over the phone by dialing 877-715-5321 or for international callers by dialing 973-935-8506. A replay of the call will be available one hour after the call and can be accessed by dialing 877-519-4471 or 973-341-3080 for international callers, the password is 4251188. The replay will be available until November 19, 2003.
    A press release with the third quarter 2003 financial results will be issued after the market close on Tuesday, November 4, 2003.

    About Koger Equity

    Koger Equity, Inc. owns and operates 126 office buildings, containing 9.21 million rentable square feet, located primarily in 17 suburban office projects in ten cities in the Southeastern United
States and Texas. For more information about Koger Equity, contact its website at www.koger.com or Investor Relations, 225 NE Mizner
Boulevard, Suite 200, Boca Raton, Florida 33432- 3945, or call
1-800-850-2037.

    CONTACT: Koger Equity, Inc.
             Randal Martin (IR), 800-850-2037
             or
             Integrated Corporate Relations
             Brad Cohen, 203-222-9013